CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, on our audits of the financial statements and financial statement schedule of 3D Systems Corporation as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995, which report is included in the Company's Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Sherman Oaks, California
September 9, 1996

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